$750,000,000

                                   CREDIT AGREEMENT

                                     dated as of

                                  September 26, 1997

                                        among

                              CONSOLIDATED PAPERS, INC.

                               The Banks Listed Herein

                                   BANK OF MONTREAL
                               THE CHASE MANHATTAN BANK
                                      CIBC INC.
                          DEUTSCHE BANK AG, NEW YORK BRANCH
                             AND/OR CAYMAN ISLANDS BRANCH
                                         and
                                  NATIONSBANK, N.A.,
                                     as Co-Agents

                                         and

                                 WACHOVIA BANK, N.A.,
                                       as Agent

                                  TABLE OF CONTENTS

                                   CREDIT AGREEMENT

                                     ARTICLE I
                                     DEFINITIONS

     SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 1.02.  Accounting Terms and Determinations  . . . . . . . . . . . .
     SECTION 1.03.  Use of Defined Terms . . . . . . . . . . . . . . . . . . . .
     SECTION 1.04.  Terminology  . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 1.05.  References . . . . . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE II
                                     THE CREDITS

     SECTION 2.01.  Commitments to Make Syndicated Loans . . . . . . . . . . . .
     SECTION 2.02.  Method of Borrowing Syndicated Loans . . . . . . . . . . . .
     SECTION 2.03.  Money Market Loans . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.04.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.05.  Maturity of Loans  . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.06.  Interest Rates . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.07.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.08.  Optional Termination or Reduction of Commitments . . . . . .
     SECTION 2.09.  Mandatory Termination of Commitments . . . . . . . . . . . .
     SECTION 2.10.  Optional Prepayments . . . . . . . . . . . . . . . . . . . .
     SECTION 2.11.  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . .
     SECTION 2.12.  General Provisions as to Payments  . . . . . . . . . . . . .
     SECTION 2.13.  Computation of Interest and Fees . . . . . . . . . . . . . .

                                     ARTICLE III
                               CONDITIONS TO BORROWINGS

     SECTION 3.01.  Conditions to First Borrowing  . . . . . . . . . . . . . . .
     SECTION 3.02.  Conditions to All Borrowings . . . . . . . . . . . . . . . .

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Corporate Existence and Power  . . . . . . . . . . . . . . .
     SECTION 4.02.  Corporate and Governmental Authorization; No
                      Contravention  . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.03.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.04.  Financial Information  . . . . . . . . . . . . . . . . . . .
     SECTION 4.05.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.06.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . .
     SECTION 4.07.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.08.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.09.  Not an Investment Company  . . . . . . . . . . . . . . . . .
     SECTION 4.10.  Ownership of Property; Liens . . . . . . . . . . . . . . . .
     SECTION 4.11.  No Default . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.12.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.13.  Environmental  Matters . . . . . . . . . . . . . . . . . . .
     SECTION 4.14.  Compliance with Laws . . . . . . . . . . . . . . . . . . . .
     SECTION 4.15.  Transactions with Affiliates . . . . . . . . . . . . . . . .

                                      ARTICLE V
                                      COVENANTS

     SECTION 5.01.  Corporate Existence, etc.  . . . . . . . . . . . . . . . . .
     SECTION 5.02.  Compliance with Laws; Payment of Taxes . . . . . . . . . . .
     SECTION 5.03.  Environmental Notices  . . . . . . . . . . . . . . . . . . .
     SECTION 5.04.  Financial and Business Information . . . . . . . . . . . . .
     SECTION 5.05.  Inspection of Property, Books and Records  . . . . . . . . .
     SECTION 5.06.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.07.  Maintenance of Properties  . . . . . . . . . . . . . . . . .
     SECTION 5.08.  Ratio of Consolidated Debt to Consolidated
                      Total Capitalization . . . . . . . . . . . . . . . . . . .
     SECTION 5.09.  Fixed Charges Coverage . . . . . . . . . . . . . . . . . . .
     SECTION 5.10.  Line of Business . . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.11.  Loans, Advances or Investments . . . . . . . . . . . . . . .
     SECTION 5.12.  Sale of Assets, etc. . . . . . . . . . . . . . . . . . . . .
     SECTION 5.13.  Merger, Consolidation, etc . . . . . . . . . . . . . . . . .
     SECTION 5.14.  Dissolution  . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.15.  Limitation on Priority Debt. . . . . . . . . . . . . . . . .
     SECTION 5.16.  Negative Pledge.   . . . . . . . . . . . . . . . . . . . . .
     SECTION 5.17.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE VI

                                       DEFAULTS

     SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . .
     SECTION 6.02.  Notice of Default  . . . . . . . . . . . . . . . . . . . . .

                                     ARTICLE VII
                                      THE AGENT

     SECTION 7.01.  Appointment, Powers and Immunities . . . . . . . . . . . . .
     SECTION 7.02.  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . .
     SECTION 7.03.  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 7.04.  Rights of Agent and its Affiliates as a Bank . . . . . . . .
     SECTION 7.05.  Indemnification  . . . . . . . . . . . . . . . . . . . . . .
     SECTION 7.06.  CONSEQUENTIAL DAMAGES  . . . . . . . . . . . . . . . . . . .
     SECTION 7.07.  Payee of Note Treated as Owner.  . . . . . . . . . . . . . .
     SECTION 7.08.  Non-Reliance on Agent and Other Banks  . . . . . . . . . . .
     SECTION 7.09.  Failure to Act . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 7.10.  Resignation or Removal of Agent  . . . . . . . . . . . . . .

                                     ARTICLE VIII
                        CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair . .
     SECTION 8.02.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 8.03.  Increased Cost and Reduced Return  . . . . . . . . . . . . .
     SECTION 8.04.  Base Rate Loans Substituted for Affected
                      Euro-Dollar Loans  . . . . . . . . . . . . . . . . . . . .
     SECTION 8.05.  Compensation . . . . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE IX
                                    MISCELLANEOUS

     SECTION 9.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.02.  No Waivers . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.03.  Expenses; Documentary Taxes; Indemnification . . . . . . . .
     SECTION 9.04.  Setoffs; Sharing of Set-Offs . . . . . . . . . . . . . . . .
     SECTION 9.05.  Amendments and Waivers . . . . . . . . . . . . . . . . . . .
     SECTION 9.06.  Margin Stock Collateral  . . . . . . . . . . . . . . . . . .
     SECTION 9.07.  Successors and Assigns . . . . . . . . . . . . . . . . . . .
     SECTION 9.08.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.09.  Representation by Banks  . . . . . . . . . . . . . . . . . .
     SECTION 9.10.  Obligations Several  . . . . . . . . . . . . . . . . . . . .
     SECTION 9.11.  Survival of Certain Obligations  . . . . . . . . . . . . . .
     SECTION 9.12.  Georgia Law  . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.13.  Severability . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.14.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.15.  Interpretation . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 9.16.  Consent to Jurisdiction  . . . . . . . . . . . . . . . . . .
     SECTION 9.17.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .

     SCHEDULE 4.05  Description of Potential Litigation
     SCHEDULE 4.13 Potentially Responsible Party Designation and Properties on National Priorities List or CERCLIS List

     EXHIBIT A-1    Form of Facility A Syndicated Note
     EXHIBIT A-2    Form of Facility B Syndicated Note
     EXHIBIT B-1    Form of Facility A Money Market Note
     EXHIBIT B-2    Form of Facility B Money Market Note
     EXHIBIT C      Form of Opinion of Counsel for the Borrower
     EXHIBIT D      Form of Opinion of Special Counsel for the Agent
     EXHIBIT E-1    Form of Facility A Money Market Quote Request
     EXHIBIT E-2    Form of Facility B Money Market Quote Request
     EXHIBIT F-1    Form of Facility A Money Market Quote
     EXHIBIT F-2    Form of Facility B Money Market Quote
     EXHIBIT G      Form of Closing Certificate
     EXHIBIT H      Form of Secretary's Certificate
     EXHIBIT I      Form of Assignment and Acceptance
     EXHIBIT J-1    Form of Facility A Notice of Borrowing
     EXHIBIT J-2    Form of Facility B Notice of Borrowing


                                   CREDIT AGREEMENT

               AGREEMENT dated as of September 26, 1997 among CONSOLIDATED PAPERS, INC., the BANKS listed on the signature pages hereof, BANK OF MONTREAL, THE CHASE MANHATTAN BANK, CIBC INC., DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH and NATIONSBANK, N.A., as Co-Agents, and WACHOVIA BANK, N.A., as Agent.

               The parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

               SECTION 1.01.  Definitions.  The terms as defined in this
     Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

               "Acceptable Obligations" means and includes:

               (a) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's or P-1 or the equivalent thereof by Moody's and, in either case, maturing within one year after the date of acquisition;

               (b) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's or Aa or the equivalent thereof by Moody's;

               (c)  direct obligations of the United States of America;

               (d) obligations issued or unconditionally guaranteed by a state or municipality having a rating of AA or better from Standard & Poor's or Aa or better from Moody's; and

               (e) obligations of a corporation having a rating of AA or better from Standard & Poor's or Aa or better from Moody's.

               "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

               "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

               "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

               "Agent's Letter Agreement" means that certain letter agreement, dated August 1, 1997, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

               "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

               "Applicable Facility Fee Rate" has the meaning set forth in
     Section 2.07(a).

               "Applicable Margin" has the meaning set forth in Section 2.06(a).

               "Assignee" has the meaning set forth in Section 9.07(c).

               "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as
     Exhibit I.

               "Authority" has the meaning set forth in Section 8.02.

               "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

               "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and
     (ii) one-half of one percent above the Federal Funds Rate for such day.
     For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

               "Base Rate Loan" means a loan made by a Bank under this Agreement which bears or is to bear interest at a rate based upon the Base Rate.

               "Borrower" means Consolidated Papers, Inc., a Wisconsin corporation, and its successors and permitted assigns.

               "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by, in the case of a Syndicated Borrowing, the Banks, or, in the case of a Money Market Borrowing, one or more of the Banks, in each case pursuant to Article II. A Borrowing is a "Facility A Borrowing" if such Loans are Facility A Loans and a "Facility B Borrowing" if such Loans are Facility B Loans. A Borrowing is a "Syndicated Borrowing" if such Loans are Syndicated Loans or a "Money Market Borrowing" if such Loans are Money Market Loans. A Borrowing is a "Facility A Syndicated Borrowing" if such Syndicated Loans are Facility A Syndicated Loans, a "Facility B Syndicated Borrowing" if such Syndicated Loans are Facility B Syndicated Loans, a "Facility A Money Market Borrowing" if such Money Market Loans are Facility A Money Market Loans or a "Facility B Money Market Borrowing" is such Money Market Loans are Facility B Money Market Loans. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

               "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

               "Cash Collateral" means, at all time, all cash and cash equivalent of the Deposit Subsidiary held in deposit accounts and subject to Liens granted by the Deposit Subsidiary to secure directly or indirectly all rental and other obligations of CPIL required to be paid by CPIL, as lessee, under the Cross-Border Leases, as amended from time to time, so long as such cash and cash equivalents do not secure, and are not available to satisfy, any claims of any creditor of the Borrower or any Subsidiary of the Borrower other than claims of the respective deposit bank arising from the related deposit arrangements, claims of Abbey National Treasury Services, PLC (or an affiliate thereof) as the issuer of any stand-by letter of credit issued for the account of the Deposit Subsidiary and for the benefit of the lessors under the Cross-Border Leases and claims of the lessors under the Cross-Border Leases.

               "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, as amended.

               "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

               "Change of Law" shall have the meaning set forth in Section 8.02.

               "Closing Certificate" has the meaning set forth in Section
     3.01(e).

               "Closing Date" means September 26, 1997.

               "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

               "Commitment" means a Facility A Commitment or a Facility B Commitment and "Commitments" shall mean, collectively, the Facility A Commitments and the Facility B Commitments.

               "Consolidated Assets" means the total assets of the Borrower and its Consolidated Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Consolidated Subsidiaries.

               "Consolidated Debt" means, as of any date of determination, the total of all Debt (other than the Cross-Border Lease Debt) of the Borrower and its Consolidated Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Consolidated Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

               "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense for such period, and (ii) Lease Rentals for such period.

               "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

               "Consolidated Net Earnings" for any period, means the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Borrower and its Consolidated Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all charges and reserves, including charges and reserves for all taxes on or measured by income, but excluding any profits or losses on the sale or other disposition not in the ordinary course of business of fixed or capital assets or on the acquisition, retirement, sale or other disposition of stock or other Securities of the Borrower and its Consolidated Subsidiaries, and also excluding taxes on such profits and any tax deductions or credits on account of any such losses.

               "Consolidated  Net Worth" means, at any time,

               (a)  Consolidated Assets, minus

               (b) the total liabilities of the Borrower and its Consolidated Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such time prepared in accordance with GAAP.

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with generally accepted accounting principles consistently applied, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

               "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth at such time and Consolidated Debt at such time.

               "CPIL" means Consolidated Papers International Leasing, LLC, a limited liability company organized under the laws of Delaware, and named as lessee under the Cross-Border Leases.

               "Cross-Border Leases" means each of (i) those certain Lease Agreements, each dated as of May 15, 1996, by and between CPIL, as lessee, and an affiliate of National Westminster Bank PLC, as lessor, (ii) those certain Lease Agreements, each dated as of May 15, 1996, by and between CPIL, as lessee, and an affiliate of Abbey National Treasury Services PLC, as lessor, (iii) that certain Lease Agreement, dated as of September 26, 1996, by and between CPIL, as lessee, and an affiliate of National Westminster Bank PLC, as lessor (the "September 1996 L/C Lease") and (iv) that certain Lease Agreement, dated as of September 26, 1996, by and between CPIL, as lessee, and an affiliate of Abbey National Treasury Services, PLC, as lessor (the "September 1996 Cash Lease"), in each case as amended from time to time. Each of the "Cross-Border Leases" is herein individually referred to as a "Cross-Border Lease".

               "Cross-Border Lease Debt" means, at any time, that portion of the aggregate Debt incurred by the Borrower and/or its Subsidiaries in respect of the obligations of the lessee under the Cross-Border Leases up to an aggregate amount equal to the sum of

               (i) the lesser of (a) the then outstanding amount of Cash Collateral in respect of (and securing lessee's obligations under) the May 1996 Cross-Border Leases, or (b) Three Hundred Eight Million Dollars ($308,000,000), plus

               (ii) the lesser of (a) the then outstanding amount of Cash Collateral in respect of (and securing lessee's obligations under) the September 1996 L/C Lease, or (b) One Hundred Sixteen Million Dollars ($116,000,000), plus

               (iii) the lesser of (a) the then outstanding amount of Cash Collateral in respect of (and securing lessee's obligations under) the September 1996 Cash Lease, or (b) One Hundred Sixteen Million Dollars ($116,000,000),

          provided, in no event shall any amount in respect of any Cross-Border Lease be included in the calculation of such sum unless,

               (A) CPIL and the Borrower have the right to use (during the term of such Cross-Border Lease), and acquire title to (upon the expiration of the term of such Cross-Border Lease), the property which is the subject of such Cross-Border Lease, and
               (B) no agreements or instruments evidencing or guaranteeing the Debt constituting such Cross-Border Lease contain any covenants with respect to the financial condition of the Borrower and its Subsidiaries which are more restrictive than those set forth in this Agreement.

               "Debt" means, with respect to any Person, without duplication,

               (a) its liabilities for borrowed money (whether or not evidenced by a Security);

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c)  its Capital Lease Obligations;

               (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become personally liable for such liabilities);

               (e)  all obligations in respect of letters of credit; and

               (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) above;

     provided that in no event shall Debt include any obligations arising in connection with Tax-Exempt Bonds.

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

               "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

               "Deposit Subsidiary" means Condepco, Inc., a Delaware corporation and Wholly-Owned Subsidiary which

               (a) was formed by the Borrower for the sole purpose of holding a portion of the proceeds received by the Borrower and/or CPIL from one or more Sale and Leaseback Transactions involving the property which is the subject of the Cross-Border Leases, and

               (b) has no assets or liabilities other than the cash and cash equivalents pledged to secure the obligations of CPIL under the Cross-Border Leases.

               "Disposition Value" means, at any time, with respect to any property

               (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Borrower, and

               (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Borrower.

               "Dollars" or "$" means dollars in lawful currency of the United States of America.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, Chicago, Illinois or New York, New York are authorized or required by law to close.

               "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

               "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

               "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

               "Environmental Law" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

               "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

               "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

               "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

               "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

               "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation.

               "Equivalent Capital Lease Amount" means, at any time, with respect to any LSPI Lease or any Niagara Lease, an amount equal to the sum of

               (a) the aggregate principal amount of all the outstanding Debt of the Borrower or any Subsidiary secured by any Lien on the property which, as of the Closing Date, is the subject of such LSPI Lease or Niagara Lease, plus

               (b) if such LSPI Lease or Niagara Lease is still in effect at such time, the amount which would appear on a consolidated balance sheet of the Borrower and the Subsidiaries at such time in respect of such LSPI Lease or Niagara Lease, assuming for purposes of preparing such balance sheet that such LSPI Lease or Niagara Lease was not an operating lease but rather a Capital Lease reflected as a liability on such balance sheet.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules or regulations promulgated thereunder from time to time in effect.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under section 414 of the Code.

               "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Euro-Dollar Loan" means a loan made by a Bank under this Agreement which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

               "Euro-Dollar Reserve Percentage" has the meaning set forth in
     Section 2.06(c).

               "Event of Default" has the meaning set forth in Section 6.01.

               "Excepted Priority Debt" means, at any time,

               (a)  Debt of the Borrower or any Subsidiary secured by the
                    property which is, as    of the Closing Date, the subject of
                    any of the LSPI Leases or the Niagara Leases, so long as (i) the aggregate amount of all obligations of the Borrower and the Subsidiaries in respect of such Debt does not at any time exceed the lesser of Five Hundred Million Dollars ($500,000,000) and the Maximum Lease Amount at such time, and (ii) such property is subject to no other Lien securing any other Debt,

               (b)  Cross-Border Lease Debt, and

               (c)  the Repap Debt.

               "Excluded Transfer" has the meaning set forth in Section 5.12.

               "Existing Credit Agreements" means, collectively, (a) $130,000,000 Credit Agreement dated as of June 27, 1995 between the Borrower and Wachovia Bank of Georgia, N.A., and (b) $120,000,000 Credit Agreement dated as of June 27, 1995 between the Borrower and Wachovia Bank of Georgia, N.A., each as amended.

               "Facility A Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof as its "Facility A Commitment", or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Facility A Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Section 2.08.

               "Facility A Loans" means the Facility A Money Market Loans and the Facility A Syndicated Loans and "Facility A Loan" means any one of such Loans.

               "Facility A Money Market Loan" means a loan made by a Bank under this Agreement which bears or is to bear interest at a Facility A Money Market Rate pursuant to Section 2.03(a).

               "Facility A Money Market Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay the Facility A Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Facility A Money Market Note" means any one of such Facility A Money Market Notes.

               "Facility A Money Market Quote" means an offer by a Bank to make a Facility A Money Market Loan in accordance with Section 2.03(a)(iii).

               "Facility A Money Market Quote Request" has the meaning set forth in Section 2.03(a)(ii).

               "Facility A Money Market Rate" has the meaning set forth in
     Section 2.03(a)(iii)(B)(3).

               "Facility A Notice of Borrowing" has the meaning set forth in
     Section 2.02(a).

               "Facility A Quotation Date" has the meaning set forth in Section 2.03(a)(ii)(A).

               "Facility A Syndicated Loan" means a Base Rate Loan or a Euro-Dollar Loan made pursuant to Section 2.01(a) and "Facility A Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to Section 2.01(a), or any or all of them, as the context shall require.

               "Facility A Syndicated Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Facility A Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Facility A Syndicated Note" means any one of such Facility A Syndicated Notes.

               "Facility A Termination Date" means September 26, 2002.

               "Facility B Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof as its "Facility B Commitment", or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Facility B Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Section 2.08.

               "Facility B Conversion Date" means September 24, 1998, as such date may be extended from time to time pursuant to Section 2.05(c).

               "Facility B Loans" means the Facility B Money Market Loans and the Facility B Syndicated Loans and "Facility B Loan" means any one of such Loans.

               "Facility B Money Market Loan" means a loan made by a Bank under this Agreement which bears or is to bear interest at a Money Market Rate pursuant to Section 2.03(b).

               "Facility B Money Market Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B-2 hereto, evidencing the obligation of the Borrower to repay the Facility B Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Facility B Money Market Note" means any one of such Facility B Money Market Notes.

               "Facility B Money Market Quote" means an offer by a Bank to make a Facility B Money Market Loan in accordance with Section 2.03(b)(iii).

               "Facility B Money Market Quote Request" has the meaning set forth in Section 2.03(b)(ii).

               "Facility B Money Market Rate" has the meaning set forth in
     Section 2.03(b)(iii)(B)(3).
               "Facility B Notice of Borrowing" has the meaning set forth in
     Section 2.02(b).

               "Facility B Quotation Date" has the meaning set forth in Section 2.03(b)(ii)(A).

               "Facility B Syndicated Loan" means a Base Rate Loan or a Euro-Dollar Loan made pursuant to Section 2.01(b) and "Facility B Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to Section 2.01(b), or any or all of them, as the context shall require.

               "Facility B Syndicated Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-2 hereto, evidencing the obligation of the Borrower to repay the Facility B Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Facility B Syndicated Note" means any one of such Facility B Syndicated Notes.

               "Facility B Termination Date" means September 26, 2002.

               "Facility Fee Determination Date" has the meaning set forth in
     Section 2.07(a).

               "Facility Fee Payment Date" means each March 31, June 30, September 30 and December 31.

               "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

               "Fiscal Quarter" means any fiscal quarter of the Borrower.

               "Fiscal Year" means any fiscal year of the Borrower.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

               "Governmental Authority" means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

               "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b)  to advance or supply funds

                    (i) for the purchase or payment of such indebtedness or obligation, or

                    (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

               (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

               "Hazardous Materials" includes (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C.
     Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

               "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Earnings, (ii) taxes on income and
     (iii) Consolidated Fixed Charges, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

               "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

               (c) any Interest Period (i) for any Facility A Syndicated Borrowing consisting of Euro-Dollar Loans which begins before the Facility A Termination Date and would otherwise end after the Facility A Termination Date shall end on the Facility A Termination Date, and (ii) for any Facility B Syndicated Borrowing consisting of Euro-Dollar Loans which begins before the Facility B Termination Date and would otherwise end after the Facility B Termination Date shall end on the Facility B Termination Date;

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

               (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

               (b) any Interest Period (i) for any Facility A Syndicated Borrowing consisting of Base Rate Loans which begins before the Facility A Termination Date and would otherwise end after the Facility A Termination Date shall end on the Facility A Termination Date, and (ii) for any Facility B Syndicated Borrowing consisting of Base Rate Loans which begins before the Facility B Termination Date and would otherwise end after the Facility B Termination Date shall end on the Facility B Termination Date; and

     (3) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending 7 to 180 days thereafter, as the Borrower may indicate in the applicable Money Market Quote Request; provided that:

               (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

               (b) any Interest Period (i) for any Facility A Money Market Borrowing which begins before the Facility A Termination Date and would otherwise end after the Facility A Termination Date shall end on the Facility A Termination Date, and (ii) for any Facility B Money Market Borrowing which begins before the Facility B Termination Date and would otherwise end after the Facility B Termination Date shall end on the Facility B Termination Date.

               "Investment" means any investment, made in cash or by delivery of property, by the Borrower or any of its Subsidiaries in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance capital contribution or otherwise. For purposes of this Agreement, an Investment shall be valued at the lesser of (i) cost and (ii) the value at which such Investment is to be shown on the books for the Borrower and its Subsidiaries in accordance with GAAP.

               "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Borrower or any Consolidated Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Borrower on a reasonable basis and in good faith.

               "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

               "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party under any conditional sale or other title retention agreement or Capital Lease (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

               "Loan" means a Syndicated Loan or a Money Market Loan and "Loans" means Syndicated Loans or Money Market Loans, or any or all of them, as the context shall require.

               "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

               "London Interbank Offered Rate" has the meaning set forth in
     Section 2.06(c).

               "LSPI" means Lake Superior Paper Industries, a joint venture organized under the general partnership laws of the State of Minnesota.

               "LSPI Leases" means and includes those five separate Facility Leases, four of which are dated December 31, 1987, and one of which is dated December 22, 1987, all between LSPI and First National Bank of Minneapolis, as Owner Trustee.

               "Margin Stock" means "margin stock" as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

               "Material Adverse Effect" means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that the event, act, condition or occurrence would have a material adverse effect upon any of (i) the financial condition, operations, business, assets or properties of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under this Agreement and the Notes or (iii) the validity or enforceability of this Agreement or the Notes.

               "Material Subsidiary" means at any time, any Subsidiary having total assets as of the end of the Fiscal Quarter most recently ended at least 60 days prior to such time in excess of $1,000,000.

               "Maximum Lease Amount" means, at any time, the sum of the Equivalent Capital Lease Amounts at such time for each LSPI Lease and each Niagara Lease.

               "May 1996 Cross-Border Leases" means, collectively, the leases identified in clause (i) and clause (ii) of the definition of "Cross-Border Leases" set forth in this Section.

               "Money Market Loans" means the Facility A Money Market Loans and the Facility B Money Market Loans and "Money Market Loan" means any one of such Loans.

               "Money Market Notes" means the Facility A Money Market Notes and the Facility B Money Market Notes and "Money Market Note" means any one of such Notes.

               "Money Market Quote" means a Facility A Money Market Quote or a Facility B Money Market Quote.

               "Money Market Quote Request" means a Facility A Money Market Quote Request or a Facility B Money Market Quote Request.

               "Money Market Rate" means a Facility A Money Market Rate or a Facility B Money Market Rate.

               "Moody's" means Moody's Investors Service and any successor thereto which is a nationally recognized rating agency.

               "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

               "Niagara Lease" means that certain Lease Agreement, dated as of December 30, 1986, between Equipment Credit Services, Inc. (successor to Wells Fargo Leasing Corporation) and Niagara Paper (successor to Pentair Financial Corporation).

               "Niagara Paper" means Niagara of Wisconsin Paper Corporation, a Wisconsin corporation.

               "Note" means a Syndicated Note or a Money Market Note and "Notes" means Syndicated Notes or Money Market Notes, or any or all of them, as the context shall require.

               "Notice of Borrowing" means a Facility A Notice of Borrowing or a Facility B Notice of Borrowing.

               "Number 35 Sale/Lease-Back" means any sale and subsequent lease-back by the Borrower of its Stevens Point Division Number 35 Paper Machine, together with a lease and subsequent sublease-back by the Borrower of certain real property associated with the use and operation of such Paper Machine.

               "Officer's Certificate" has the meaning set forth in Section 3.01(f).

               "Participant" has the meaning set forth in Section 9.07(b).

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permitted Acquisition" means (a) the Repap Acquisition, and (b) the acquisition by the Borrower or any Subsidiary of the Borrower of shares of capital stock of any Person or assets from any Person, if: (A) in the case of the acquisition of shares of capital stock of any Person, immediately after giving effect to such acquisition (i) such Person is a Consolidated Subsidiary; (ii) the Borrower controls such Person directly or indirectly through a Subsidiary; (iii) no Default shall have occurred and be continuing; (iv) the line or lines of business engaged in by such Person are reasonably related, supportive or incidental to the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; and
     (v) such acquisition is made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired and, if necessary, the shareholders of the Person to be acquired; and (B) in the case of the acquisition of assets from any Person, immediately after giving effect to such acquisition: (i) the assets acquired by the Borrower or such Subsidiary of the Borrower, shall be used by the Borrower or such Subsidiary in a line of business reasonably related, supportive or incidental to the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; and (ii) no Default shall have occurred and be continuing.

               "Permitted Encumbrances" means:

               (a) Liens (i) securing Excepted Priority Debt, or (ii) arising in connection with the Number 35 Sale/Lease-Back;

               (b) Liens in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided, that either (i) in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves have been established therefor that in the Borrower's reasonable opinion are adequate, or (ii) the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries served by such Liens (other than those covered by clause (i) of this paragraph) does not at any time exceed $10,000,000 and no such Lien (other than those covered by clause (i) of this paragraph) could reasonably be expected to have a Material Adverse Effect;

               (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or, if overdue, either (i) are being contested in good faith by appropriate proceedings and for which reserves have been established that in the Borrower's reasonable opinion are adequate or (ii) the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens and no such Lien (other than those covered by clause (i) of this paragraph) could reasonably be expected to have a Material Adverse Effect ;

               (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review and shall maintain reserves in accordance with GAAP;

               (e) Liens for property taxes not yet subject to penalties for nonpayment, or survey exceptions, encumbrances, mineral or royalty reservations, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, pipe lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of its Real Properties, which exceptions, encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of such Real Properties taken as a whole or materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

               (f) Liens upon any Real Property acquired by the Borrower or any Subsidiary after the date hereof (A) to secure the payment of all or any part of the purchase price of such Real Property upon the acquisition thereof by the Borrower or such Subsidiary, or (B) to secure any Debt issued, assumed or guaranteed by the Borrower or any Subsidiary prior to, at the time of, or within 90 days after the acquisition of such Real Property, which Debt is issued, assumed or guaranteed for the purpose of financing all or any part of the purchase price of such Real Property, provided that in the case of any such acquisition the Lien shall not apply to any Real Property other than the Real Property so acquired or purchased;

               (g) any extension, renewal or replacement (or successive extensions, renewals, or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (f), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Real Property which was subject to the Lien so extended, renewed or replaced; or

               (h) other Liens, provided that the aggregate principal amount of Debt secured by such Liens (which are not otherwise permitted by the foregoing clauses (a) through (g)) shall not exceed at any time 10% of Consolidated Net Worth.

               "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

               "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or within the preceding five years has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

               "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

               "Priority Debt" means (a) any Debt of the Borrower secured by any Lien permitted pursuant to clause (h) of the definition of "Permitted Encumbrances" set forth in this Section, and (b) any Debt of any Subsidiary; provided, however, that Priority Debt shall not include (i) any Debt owed by any Subsidiary to the Borrower or any Wholly-Owned Subsidiary, and (ii) any Debt incurred to refinance any Debt of any Subsidiary outstanding on the Closing Date to the extent the amount of Debt so incurred is not in excess of the amount of Debt refinanced.

               "Property Disposition Date" has the meaning set forth in Section 5.12.

               "Rate Determination Date" has the meaning set forth in Section 2.06(a).

               "Real Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

               "Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

               (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or

               (b)  convertible into other Redeemable capital stock.

               "Repap" means Repap USA, Inc., a Wisconsin corporation, and its successors.

               "Repap Acquisition" means the acquisition by the Borrower in accordance with the Repap Purchase Agreement of all the issued and outstanding shares of capital stock of Repap.

               "Repap Debt" means (i) Debt of Repap Wisconsin, evidenced by the 9.25% First Priority Senior Secured Notes Due 2002, issued and outstanding pursuant to the Indenture dated as of February 1, 1994 between Repap Wisconsin and The Bank of New York, as Trustee, (ii) Debt of Repap Wisconsin, evidenced by the 9 7/8% Second Priority Senior Secured Notes Due 2006, issued and outstanding pursuant to the Indenture dated as of February 1, 1994 between Repap Wisconsin and Banker's Trust Company, as Trustee, and
     (iii) Debt of Repap Wisconsin incurred to refinance Debt described in clause (i) or (ii) of this definition to the extent the amount of such Debt so incurred is not in excess of the amount of Debt refinanced.

               "Repap Entities" means, collectively, Repap, Repap Sales and Repap Wisconsin and "Repap Entity" means any of Repap, Repap Sales or Repap Wisconsin.

               "Repap Purchase Agreement" means that certain Stock Purchase Agreement dated August 8, 1997 between Repap Enterprises Inc., a corporation incorporated under the laws of Canada, and the Borrower.

               "Repap Sales" means Repap Sales Corp., a New York corporation, and its successors.

               "Repap Wisconsin" means Repap Wisconsin, Inc., a Wisconsin corporation, and its successors.

               "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Notes.

               "Responsible Officer" means the chief executive officer, the chief operating officer, any Senior Financial Officer, any assistant treasurer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

               "Sale and Leaseback Transaction" means a transaction or series of transactions pursuant to which the Borrower or any Subsidiary shall sell or transfer to any Person (other than the Borrower or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

               "Security" has the meaning set forth in Section 2(l) of the Securities Act of 1933.

               "Senior Financial Officer" means the chief financial officer, senior finance officer, principal accounting officer, treasurer or comptroller of the Borrower.

               "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the Closing Date) of the Borrower.

               "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and any successor thereto which is a nationally recognized rating agency.

               "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

               "Subsidiary Stock" means, with respect to any Person, the stock (or any option or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

               "Substantial Portion" means, with respect to any Transfer of property, any portion of property of the Borrower and its Subsidiaries, if

               (a) the Disposition Value of such property, when added to the Disposition Value of all other property of the Borrower and its Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the 365-day period ending on and including the Property Disposition Date of such property exceeds an amount equal to twenty percent (20%) of Consolidated Assets determined as of the end of the then most recently ended Fiscal Quarter; or

               (b) such property and all other property of the Borrower and its Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the 365-day period ending on and including the Property Disposition Date of such property accounts, in the aggregate, for more than twenty percent (20%) of Consolidated Net Earnings in respect of the then most recently ended period of eight (8) consecutive Fiscal Quarters as of the Property Disposition Date of such property; or

               (c) the Disposition Value of such property, when added to the Disposition Value of all other property of the Borrower and its Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the period beginning on the Closing Date and ending on and including the Property Disposition Date of such property exceeds an amount equal to thirty percent (30%) of Consolidated Assets determined as of the end of the then most recently ended Fiscal Quarter.


               "Syndicated Loan" means a Facility A Syndicated Loan or a Facility B Syndicated Loan and "Syndicated Loans" means Facility A Syndicated Loans and Facility B Syndicated Loans.

               "Syndicated Notes" means the Facility A Syndicated Notes and the Facility B Syndicated Notes and "Syndicated Note" means any one of such Syndicated Notes.

               "Taxes" has the meaning set forth in Section 2.12(c).

               "Tax-Exempt Bonds" means (a) the Tax Increment Revenue Bonds (Lake Superior Paper Company Project Series 1985) in the aggregate principal amount of $29,300,000 issued by the City of Duluth (the "Issuer"), and subject to a Development Agreement, dated December 2, 1985, as amended, between the Issuer and LSPI, (b) the Steam Utility Revenue Bonds of 1987 in the aggregate principal amount of $17,000,000 issued by the Issuer pursuant to a Financing Agreement, dated as of May 15, 1987 among the Issuer, LSPI and the Prudential Insurance Company of America, (c) the Tax-Exempt Adjustable Mode Exempt Facility Revenue Bonds (Consolidated Papers, Inc. Project) Series 1997 in the aggregate principal amount of $5,000,000 issued by the City of Stevens Point, Wisconsin, and (d) any liabilities and obligations related to or arising from the foregoing.

               "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

               "Transferee" has the meaning set forth in Section 9.07(d).

               "Unused Facility A Commitment" means at any date, with respect to any Bank, an amount equal to its Facility A Commitment less the aggregate outstanding principal amount of its Facility A Loans.

               "Unused Facility B Commitment" means at any date, with respect to any Bank, an amount equal to its Facility B Commitment less the aggregate outstanding principal amount of its Facility B Loans.

               "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

               "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of the equity interest (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Subsidiaries at such time.

               SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.04, shall mean the financial statements referred to in Section 4.04).

               SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

               SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

               SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                      ARTICLE II

                                     THE CREDITS

               SECTION 2.01. Commitments to Make Syndicated Loans. (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make Facility A Syndicated Loans to the Borrower from time to time before the Facility A Termination Date; provided that, immediately after each such Facility A Syndicated Loan is made, the aggregate outstanding principal amount of Facility A Syndicated Loans by such Bank shall not exceed the amount of its Facility A Commitment, and provided further that the aggregate principal amount of all Facility A Syndicated Loans, together with the aggregate principal amount of all Facility A Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Facility A Commitments of all of the Banks at such time. Each Facility A Syndicated Borrowing consisting of Euro-Dollar Loans under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 and each Facility A Syndicated Borrowing consisting of Base Rate Loans under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Facility A Syndicated Borrowing may be in the aggregate amount of the Unused Facility A Commitments) and shall be made from the several Banks ratably in proportion to their respective Facility A Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Facility A Syndicated Loans and reborrow under this Section at any time before the Facility A Termination Date.

               (b) Each Bank severally agrees, on the terms and conditions set forth herein, to make Facility B Syndicated Loans to the Borrower from time to time before the Facility B Termination Date; provided that, immediately after each such Facility B Syndicated Loan is made, the aggregate outstanding principal amount of Facility B Syndicated Loans by such Bank shall not exceed the amount of its Facility B Commitment, provided further that (i) the aggregate principal amount of all Facility B Syndicated Loans, together with the aggregate principal amount of all Facility B Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Facility B Commitments of all of the Banks at such time, (ii) after the Conversion Date (A) the proceeds of any Facility B Borrowing shall be used exclusively for the purpose of repaying Facility B Loans maturing on the date of such Facility B Borrowing and for no other purpose and (B) the ability of the Borrower to borrow Facility B Loans may be limited by the provisions of Section 2.09(d). Each Facility B Syndicated Borrowing consisting of Euro-Dollar Loans under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 and each Facility A Syndicated Borrowing consisting of Base Rate Loans under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Facility B Syndicated Borrowing may be in the aggregate amount of the Unused Facility B Commitments) and shall be made from the several Banks ratably in proportion to their respective Facility B Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Facility B Syndicated Loans and reborrow under this Section at any time before the Facility B Termination Date.

               SECTION 2.02. Method of Borrowing Syndicated Loans. (a) The Borrower shall give the Agent notice in the form attached hereto as Exhibit J-1 (a "Facility A Notice of Borrowing") of each Facility A Syndicated Borrowing prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                    (i) the date of such Facility A Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                    (ii) the aggregate amount of such Facility A Syndicated Borrowing,

                    (iii) whether the Facility A Syndicated Loans comprising such Facility A Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                    (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

               (b) The Borrower shall give the Agent notice in the form attached hereto as Exhibit J-2 (a "Facility B Notice of Borrowing") of each Facility B Syndicated Borrowing prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                    (i) the date of such Facility B Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                    (ii) the aggregate amount of such Facility B Syndicated Borrowing,

                    (iii) whether the Facility B Syndicated Loans comprising such Facility B Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                    (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

               (c) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of the Syndicated Borrowing requested in such Notice of Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

               (d) Not later than 12:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Syndicated Loan included in such Syndicated Borrowing for purposes of this Agreement.

               (e) If any Bank makes a new Facility A Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Facility A Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Facility A Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (d) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

               (f) If any Bank makes a new Facility B Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Facility B Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Facility B Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (d) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

               (g) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

               (h) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Facility A Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Facility A Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Facility A Syndicated Borrowing shall be deemed to be made on the date such Facility A Loans mature in an amount equal to the principal amount of the Facility A Loans so maturing, and the Facility A Loans comprising such new Facility A Syndicated Borrowing shall be Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Facility B Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Facility B Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Facility B Syndicated Borrowing shall be deemed to be made on the date such Facility B Loans mature in an amount equal to the principal amount of the Facility B Loans so maturing, and the Facility B Loans comprising such new Facility B Syndicated Borrowing shall be Base Rate Loans.

               (i)  Notwithstanding anything to the contrary contained herein,
     (i) there shall not be more than 10 different Interest Periods outstanding at the same time (for which purpose (A) Interest Periods applicable to Base Rate Loans shall be disregarded, and (B) Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous), (ii) the proceeds of any Facility A Syndicated Borrowing consisting of Base Rate Loans shall be applied first to repay the unpaid principal amount of all Base Rate Loans which are Facility A Loans (if any) outstanding immediately before such Facility A Syndicated Borrowing, and
     (iii) the proceeds of any Facility B Syndicated Borrowing consisting of Base Rate Loans shall be applied first to repay the unpaid principal amount of all Base Rate Loans which are Facility B Loans (if any) outstanding immediately before such Facility B Syndicated Borrowing.

               SECTION 2.03. Money Market Loans. (a) (i) In addition to making Facility A Syndicated Borrowings, the Borrower may, as set forth in this Section, request the Banks to make offers to make Facility A Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section, provided that:

                    (A) there may be no more than 10 different Interest Periods for both Euro-Dollar Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

                    (B) the aggregate principal amount of all Facility A Money Market Loans, together with the aggregate principal amount of all Facility A Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Facility A Commitments of all of the Banks at such time.

               (ii) When the Borrower wishes to request offers to make Facility A Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit E-1 hereto (a "Facility A Money Market Quote Request") so as to be received no later than 11:00 A.M. (Atlanta, Georgia time) one Domestic Business Day prior to the date of the Facility A Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

                    (A) the proposed date of such Facility A Money Market Borrowing, which shall be a Domestic Business Day (the "Facility A Quotation Date");

                    (B) the aggregate amount of such Facility A Money Market Borrowing, which shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a)(i) to be violated; and

                    (C) the duration of the Interest Period applicable thereto, which shall be 7 to 180 days.

               The Borrower may request offers to make Facility A Money Market Loans for up to three different Interest Periods in a single Facility A Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Facility A Money Market Quote Request for a separate Facility A Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, the Borrower shall not deliver a Facility A Money Market Quote Request more frequently than once every 3 Domestic Business Days.

               (iii) (A) Each Bank may, but shall have no obligation to, submit a Facility A Money Market Quote containing an offer to make a Facility A Money Market Loan in response to any Facility A Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(a)(ii) specified more than one Interest Period, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Facility A Money Market Quote. Each Facility A Money Market Quote must be submitted to the Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Facility A Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree); provided that any Facility A Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Facility A Quotation Date. Subject to Section 6.01, any Facility A Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                    (B) Each Facility A Money Market Quote shall be in substantially the form of Exhibit F-1 hereto and shall specify:

                         (1)  the proposed date of the Facility A
                    Money Market Borrowing and the duration of the Interest Period therefor, which shall be 7 to 180 days;

                         (2)  the maximum principal amount of the
                    Facility A Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period, which principal amount (x) may be greater than or less than the Facility A Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger multiple of $1,000,000, and (z) may not exceed the principal amount of the Facility A Money Market Borrowing for which offers were requested;

                         (3) the rate of interest per annum (rounded, if necessary, to the nearest 1/100th of 1%) (the "Facility A Money Market Rate") offered for each such Facility A Money Market Loan; and

                         (4)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the Borrower, no Facility A Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Facility A Money Market Quote Request (other than setting forth the maximum principal amount of the Facility A Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

               (iv) The Agent shall as promptly as practicable after the Facility A Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) notify the Borrower of the terms (i) of any Facility A Money Market Quote submitted by a Bank that is in accordance with Section 2.03(a)(iii) and (ii) of any Facility A Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Facility A Money Market Quote submitted by such Bank with respect to the same Facility A Money Market Quote Request. Any such subsequent Facility A Money Market Quote shall be disregarded by the Agent unless such subsequent Facility A Money Market Quote is submitted solely to correct a manifest error in such former Facility A Money Market Quote. The Agent's notice to the Borrower shall specify (A) the maximum aggregate principal amount of the Facility A Money Market Borrowing for which offers have been received and (B) the maximum principal amount and Facility A Money Market Rates so offered by each Bank (identifying the Bank that made each Facility A Money Market Quote).

               (v) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Facility A Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(a)(iv) and the Agent shall promptly notify each Bank that has submitted a Facility A Money Market Quote. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Facility A Money Market Quote in whole or in part (provided that any Facility A Money Market Quote accepted in part from any Bank shall not be less than the amount set forth in the Facility A Money Market Quote of such Bank as the minimum principal amount of the Facility A Money Market Loan such Bank was willing to make for the applicable Interest Period); provided that:

                    (A) the aggregate principal amount of each Facility A Money Market Borrowing may not exceed the applicable amount set forth in the related Facility A Money Market Quote Request;

                    (B) the aggregate principal amount of each Facility A Money Market Borrowing shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a)(i) to be violated;

                    (C) acceptance of offers may only be made in ascending order of Facility A Money Market Rates; and

                    (D) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(a)(iii)(A) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)(i)).

     If offers are made by two or more Banks with the same Facility A Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Facility A Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Facility A Money Market Loans shall be conclusive in the absence of manifest error.

               (vi) Any Bank whose offer to make any Facility A Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Facility A Quotation Date, make the amount of such Facility A Money Market Loan available to the Agent at its address referred to in
     Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of such Borrower maintained with Wachovia.

               (b) (i) In addition to making Facility B Syndicated Borrowings, the Borrower may, as set forth in this Section, request the Banks to make offers to make Facility B Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section, provided that:

                    (A) there may be no more than 10 different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

                    (B) the aggregate principal amount of all Facility B Money Market Loans, together with the aggregate principal amount of all Facility B Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Facility B Commitments of all of the Banks at such time.

               (ii) When the Borrower wishes to request offers to make Facility B Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit E-2 hereto (a "Facility B Money Market Quote Request") so as to be received no later than 11:00 A.M. (Atlanta, Georgia time) one Domestic Business Day prior to the date of the Facility B Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

                    (A) the proposed date of such Facility B Money Market Borrowing, which shall be a Domestic Business Day (the "Facility B Quotation Date");

                    (B) the aggregate amount of such Facility B Money Market Borrowing, which shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(b)(i) to be violated; and

                    (C) the duration of the Interest Period applicable thereto, which shall be 7 to 180 days.

               The Borrower may request offers to make Facility B Money Market Loans for up to three different Interest Periods in a single Facility B Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Facility B Money Market Quote Request for a separate Facility B Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, the Borrower shall not deliver a Facility B Money Market Quote Request more frequently than once every 3 Domestic Business Days.

               (iii) (A) Each Bank may, but shall have no obligation to, submit a Facility B Money Market Quote containing an offer to make a Facility B Money Market Loan in response to any Facility B Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(b)(ii) specified more than one Interest Period, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Facility B Money Market Quote. Each Facility B Money Market Quote must be submitted to the Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Facility B Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree); provided that any Facility B Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Facility B Quotation Date. Subject to Section 6.01, any Facility B Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                    (B) Each Facility B Money Market Quote shall be in substantially the form of Exhibit F-2 hereto and shall specify:

                         (1)  the proposed date of the Facility B
                    Money Market Borrowing and the duration of the Interest Period therefor, which shall be 7 to 180 days;

                         (2)  the maximum principal amount of the
                    Facility B Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period, which principal amount (x) may be greater than or less than the Facility B Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger multiple of $1,000,000, and (z) may not exceed the principal amount of the Facility B Money Market Borrowing for which offers were requested;

                         (3) the rate of interest per annum (rounded, if necessary, to the nearest 1/100th of 1%) (the "Facility B Money Market Rate") offered for each such Facility B Money Market Loan; and

                         (4)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the Borrower, no Facility B Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Facility B Money Market Quote Request (other than setting forth the maximum principal amount of the Facility B Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

               (iv) The Agent shall as promptly as practicable after the Facility B Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) notify the Borrower of the terms (i) of any Facility B Money Market Quote submitted by a Bank that is in accordance with Section 2.03(b)(iii) and (ii) of any Facility B Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Facility B Money Market Quote submitted by such Bank with respect to the same Facility B Money Market Quote Request. Any such subsequent Facility B Money Market Quote shall be disregarded by the Agent unless such subsequent Facility B Money Market Quote is submitted solely to correct a manifest error in such former Facility B Money Market Quote. The Agent's notice to the Borrower shall specify (A) the maximum aggregate principal amount of the Facility B Money Market Borrowing for which offers have been received and (B) the maximum principal amount and Facility B Money Market Rates so offered by each Bank (identifying the Bank that made each Facility B Money Market Quote).

               (v) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Facility B Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(b)(iv) and the Agent shall promptly notify each Bank that has submitted a Facility B Money Market Quote. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Facility B Money Market Quote in whole or in part (provided that any Facility B Money Market Quote accepted in part from any Bank shall not be less than the amount set forth in the Facility B Money Market Quote of such Bank as the minimum principal amount of the Facility B Money Market Loan such Bank was willing to make for the applicable Interest Period); provided that:

                    (A) the aggregate principal amount of each Facility B Money Market Borrowing may not exceed the applicable amount set forth in the related Facility B Money Market Quote Request;

                    (B) the aggregate principal amount of each Facility B Money Market Borrowing shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(b)(i) to be violated;

                    (C) acceptance of offers may only be made in ascending order of Facility B Money Market Rates; and
                    (D) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(b)(iii)(A) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(b)(i)).

     If offers are made by two or more Banks with the same Facility B Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Facility B Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Facility B Money Market Loans shall be conclusive in the absence of manifest error.

               (vi) Any Bank whose offer to make any Facility B Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Facility B Quotation Date, make the amount of such Facility B Money Market Loan available to the Agent at its address referred to in
     Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of such Borrower maintained with Wachovia.

               SECTION 2.04. Notes. (a) The Facility A Syndicated Loans of each Bank shall be evidenced by a single Facility A Syndicated Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Facility A Commitment.

               (b) The Facility B Syndicated Loans of each Bank shall be evidenced by a single Facility B Syndicated Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Facility B Commitment.

               (c) The Facility A Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Facility A Money Market Note payable to the order of such Bank for the account of its Lending Office.

               (d) The Facility B Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Facility B Money Market Note payable to the order of such Bank for the account of its Lending Office.

               (e) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it endorsed by such Note, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Syndicated Notes, such Syndicated Loan evidenced by such Note is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

               SECTION 2.05. Maturity of Loans. (a) Each Facility A Loan included in any Facility A Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Facility A Borrowing.

               (b) Each Facility B Loan included in any Facility B Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Facility B Borrowing.

               (c) Upon written request of the Borrower, which shall be in writing and delivered to the Agent on a Domestic Business Day not more than 60, nor fewer than 45, days prior to the then effective Facility B Conversion Date, the Banks and the Agent in their sole and absolute discretion may (but shall not be obligated to) extend the then effective Facility B Conversion Date for a period of 364 days; provided that in no event shall the Facility B Conversion Date be extended to a date later than the Facility B Termination Date. In connection with any such extension request, each Bank shall undertake a bona fide credit analysis of the Borrower utilizing current information on the financial condition of the Borrower and trends in the financial performance of the Borrower and in the industry or industries in which the Borrower operates. The terms of any extension of the Facility B Conversion Date shall be independently negotiated among the Borrower, the Banks and the Agent at the time of the extension request, provided that the terms of the extension may be the same as those in effect prior to any extension should the Borrower, the Banks and the Agent so agree; provided, further, that should the terms of the extension be other than those in effect prior to the extension, then the Loan Documents shall be amended to the extent necessary to incorporate any such different terms. In the event that a Bank chooses to extend the Facility B Conversion Date for such a 364 day period, notice shall be given by such Bank to the Borrower and the Agent not more than 30, nor fewer than 15, days prior to the then effective Facility B Conversion Date; provided that the Facility B Conversion Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Facility B Conversion Date and either (i) the remaining Banks shall on the Facility B Conversion Date (prior to its extension hereunder) purchase ratable assignments (without any obligation to do so) from each Bank (a "Terminating Bank") that has not elected to extend the Facility B Conversion Date (in the form of an Assignment and Acceptance) of the Terminating Bank's Commitments in accordance with their respective percentage of the remaining aggregate amount of the Commitments; provided that such remaining Banks shall be provided such opportunity (which opportunity shall allow such Banks at least five Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (ii); and provided, further, that should any of the remaining Banks elect not to purchase such an assignment, then such other remaining Banks shall be entitled to purchase an assignment on the Facility B Conversion Date (prior to its extension hereunder) from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, (ii) the Borrower shall find another bank or banks, as the case may be, acceptable to the Agent, willing to accept an assignment from any such Terminating Bank effective on the Facility B Conversion Date (prior to its extension hereunder) (in the form of an Assignment and Acceptance) in an amount equal to the Commitments of any such Terminating Banks or (iii) the Borrower shall reduce the aggregate amount of the Commitments effective on the Facility B Conversion Date (prior to its extension hereunder) in an amount equal to the Commitments of any such Terminating Banks.

               SECTION 2.06. Interest Rates. (a) "Applicable Margin" shall be determined quarterly based upon the ratio of Consolidated Debt to Consolidated Total Capitalization (calculated as of the last day of each Fiscal Quarter), as follows:

                                                     Facility A   Facility B
     Ratio of Consolidated Debt to       Base Rate   Euro-Dollar  Euro-Dollar
     Consolidated Total Capitalization     Loans        Loans        Loans

     Greater than or equal to .55 to 1.00    0%         .300%        .325%

     Greater than or equal to .45 to 1.00
     but less than .55 to 1.00               0%         .185%        .210%

     Greater than or equal to .35 to 1.00
     but less than .45 to 1.00               0%         .150%        .180%

     Greater than or equal to .25 to 1.00
     but less than .35 to 1.00               0%         .125%        .150%

     Less than .25 to 1.00                   0%         .115%        .130%


     The Applicable Margin shall be determined effective as of the date which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined (the "Rate Determination Date"), based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the next succeeding Rate Determination Date; provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the Closing Date, the Applicable Margin shall be (A) 0% for Base Rate Loans, (B) .150% for Facility A Loans that are Euro-Dollar Loans, and (C) .180% for Facility B Loans that are Euro-Dollar Loans, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 105 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to
     Section 5.04(a) with respect to the Fiscal Quarter most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.04(a) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.04(b) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Consolidated Debt to Consolidated Total Capitalization were more than .55 to 1.00 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Syndicated Loan outstanding on such Rate Determination Date, provided that
     (x) for Euro-Dollar Loans, changes in the Applicable Margin shall only be effective for Interest Periods commencing on or after such Rate Determination Date, and (y) no Applicable Margin shall be decreased pursuant to this Section if a Default is in existence on such Rate Determination Date, but shall be automatically decreased upon any cure or waiver (given in accordance with Section 9.05(a)) of such Default.

               (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

               (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

               The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

               The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated on Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 1:00 p.m. New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate for such Loan quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

               (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.


               (f) After the occurrence and during the continuance of a Default (other than a Default under Section 6.01(a)), the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

               SECTION 2.07. Fees. (a) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee equal to the sum of (i) an amount equal to the product of: (A) the aggregate of the daily average amounts of such Bank's Facility A Commitment, times (B) a per annum percentage equal to the Applicable Facility Fee Rate, plus (ii) an amount equal to the product of: (A) the aggregate of the daily average amounts of such Bank's Facility B Commitment, times (B) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Facility A Termination Date (in the case of the Facility A Commitments) and the Facility B Termination Date (in the case of the Facility B Commitments). Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Facility A Termination Date (in the case of the Facility A Commitments) and the Facility B Termination Date (in the case of the Facility B Commitments); provided that should the Facility A Commitments be terminated at any time prior to the Facility A Termination Date for any reason or the Facility B Commitments be terminated at any time prior to the Facility B Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Consolidated Debt to Consolidated Total Capitalization (calculated as of the last day of each Fiscal Quarter) as follows:

       Ratio of Consolidated Debt to              Applicable Facility Fee
           Applicable Facility Fee                Rate for       Rate for
        Consolidated Total Capitalization        Facility A      Facility B
                                                 Commitments     Commitments
     Greater than or equal to .55 to 1.00           .150%           .125%

     Greater than or equal to .45 to 1.00
     but less than .55 to 1.00                      .115%           .090%

     Greater than or equal to .35 to 1.00
     but less than .45 to 1.00                      .100%           .070%

     Greater than or equal to .25 to 1.00
     but less than .35 to 1.00                      .075%           .050%

     Less than .25 to 1.00                          .060%           .045%

     The Applicable Facility Fee Rate shall be determined effective as of the date which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined (the "Facility Fee Determination Date"), based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Facility Fee Rate so determined shall remain effective from such Facility Fee Determination Date until the next succeeding Facility Fee Determination Date; provided that (i) for the period from and including the Closing Date to but excluding the Facility Fee Determination Date next following the Closing Date, the Applicable Facility Fee Rate for Facility A Commitments shall be .100% and the Applicable Facility Fee Rate for Facility B Commitments shall be .070%;
     (ii) in the case of any Applicable Facility Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Facility Fee Determination Date shall be the date which is 105 days after the last day of such final Fiscal Quarter and such Applicable Facility Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Facility Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.04(a) with respect to the Fiscal Quarter most recently ended prior to such Facility Fee Determination Date, then for the period beginning on such Facility Fee Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.04(a) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.04(b) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Facility Fee Rate shall be determined as if the ratio of Consolidated Debt to Consolidated Total Capitalization were more than .55 to 1.00 at all times during such period. No applicable Facility Fee Rate shall be decreased pursuant to this Section
     2.07 if a Default is in existence on such Facility Fee Determination Date, but shall be automatically decreased upon any cure or waiver (given in accordance with Section 9.05(a)) of such Default.

               (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

               SECTION 2.08.  Optional  Termination or Reduction of Commitments.
     (a) The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $10,000,000 or any larger multiple of $5,000,000, the Facility A Commitments. If the Facility A Commitments are terminated in their entirety, all accrued fees (as provided under
     Section 2.07) on such Facility A Commitments shall be payable on the effective date of such termination.

               (a) The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $10,000,000 or any larger multiple of $5,000,000, the Facility B Commitments. If the Facility B Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) on such Facility B Commitments shall be payable on the effective date of such termination.

               SECTION 2.09.  Mandatory Termination or Reduction of Commitments.
     (a) The Facility A Commitments shall terminate on the Facility A Termination Date and any Facility A Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

               (b) The Facility B Commitments shall terminate on the Facility B Termination Date and any Facility B Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

               (c) On the Facility B Conversion Date there shall be a mandatory pro rata reduction of the Facility B Commitments to an aggregate amount equal to the aggregate principal amount of all Facility B Loans outstanding on the Facility B Conversion Date.

               (d) If after the Facility B Conversion Date the Borrower shall repay or prepay any Facility B Loans other than with the proceeds of a new Facility B Borrowing, then there shall be a mandatory reduction of the Facility B Commitments to an aggregate amount equal to the aggregate principal amount of all facility B Loans then outstanding (after giving effect to such repayment or prepayment).

               SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

               (b) The Borrower may, upon notice provided by the Borrower to the Agent prior to 1:00 P.M. (Atlanta, Georgia time) on the Euro-Dollar
     Business Day prior to the date of the prepayment of a Euro-Dollar Borrowing, prepay any Euro-Dollar Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any and all amounts as provided under Section 8.05 in connection with such prepayment. Each such optional prepayment shall be applied to prepay ratably the Euro-Dollar Loans of the several Banks included in such Euro-Dollar Borrowing.

               (c) The Borrower may, upon notice provided by the Borrower to the Agent prior to 1:00 P.M. (Atlanta, Georgia time) on the Domestic Business Day prior to the date of the prepayment of a Money Market Borrowing, prepay any Money Market Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any and all amounts as provided under Section 8.05 in connection with such prepayment. Each such optional prepayment shall be applied to prepay ratably the Money Market Loans of the several Banks included in such Money

     Market Borrowing.

               (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

               SECTION 2.11. Mandatory Prepayments. On each date on which the Commitments are reduced pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment (i) the aggregate unpaid principal amount of the Facility A Loans does not exceed the aggregate amount of the Facility A Commitments as then reduced and (ii) the aggregate unpaid principal amount of the Facility B Loans does not exceed the aggregate amount of the Facility B Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Facility A Loans or Facility B Loans (as appropriate) of the several Banks; provided that such prepayment shall be applied, first, to Facility A Syndicated Loans or Facility B Syndicated Loans (as appropriate) outstanding on the date of such prepayment (in direct order of maturity) and then, to the extent necessary, to Facility A Money Market Loans or Facility B Money Market Loans (as appropriate) outstanding on the date of such prepayment (in direct order of maturity).

               SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in
     Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

               (b)  Whenever any  payment of principal  of, or interest  on, the
     Base Rate Loans or the Money Market Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

               (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for,
     and   free  from,  any   tax,  imposts,  levies,   duties,  deductions, or
     withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

          Each Bank that is organized under the laws of any jurisdiction other than the United States of America or any state thereof (including the District of Columbia) agrees to furnish to the Borrower and the Agent, prior to the time it becomes a Bank hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Bank claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Bank shall be required to furnish a form under this paragraph after the date that it becomes a Bank hereunder if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law.

               In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

               Without prejudice to the  survival of any other agreement  of the
     Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

               SECTION 2.13. Computation of Interest and Fees. Interest on Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Any fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                     ARTICLE III

                               CONDITIONS TO BORROWINGS

               SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

               (a) receipt by the Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

               (b) receipt by the Agent of duly executed Syndicated Notes and duly executed Money Market Notes for the account of each Bank complying with the provisions of Section 2.04;

               (c) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of McDermott, Will & Emery, counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

               (d) receipt by the Agent of an opinion of Womble Carlyle Sandridge & Rice, PLLC, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

               (e) receipt by the Agent of a certificate (the "Closing Certificate"), dated the date of the first Borrowing, substantially in the form of Exhibit G hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

               (f) receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of the Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit H hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Wisconsin as to the good standing of the Borrower as a Wisconsin corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

               (g) receipt by the Agent of evidence satisfactory to it of repayment in full of all Debt outstanding under the Existing Credit Agreements and termination of the Existing Credit Agreements;

               (h) receipt by the Agent of evidence satisfactory to it of consummation of the Repap Acquisition upon the terms and conditions set forth in the Repap Purchase Agreement; and

               (i) receipt by the Agent of a Notice of Borrowing (in the case of a Syndicated Borrowing) or a Money Market Quote Request (in the case of a Money Market Borrowing).

               SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

               (a) either (i) receipt by the Agent of Notice of Borrowing as required by Section 2.02 (if such Borrowing is a Syndicated Borrowing), or
     (ii) compliance with the provisions of Section 2.03 (if such Borrowing is a Money Market Borrowing);

               (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

               (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

               (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Facility A Syndicated Loans of each Bank will not exceed the amount of its Facility A Commitment, (ii) the aggregate outstanding principal amount of Facility B Syndicated Loans of each Bank will not exceed the amount of its Facility B Commitment, (iii) the aggregate outstanding principal amount of the Facility A Loans will not exceed the aggregate amount of the Facility A Commitments of all of the Banks as of such date, and (iv) the aggregate outstanding principal amount of the Facility B Loans will not exceed the aggregate amount of the Facility B Commitments of all of the Banks as of such date.

     Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if (x) the aggregate outstanding principal amount of the Facility A Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount of Facility A Loans immediately before such Borrowing, and
     (y) the aggregate outstanding principal amount of the Facility B Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount of Facility B Loans immediately before such Borrowing.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants that:

               SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, is duly qualified to transact business in every jurisdiction where, by the nature of its business, the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except for such governmental licenses, authorizations, consents and approvals the failure to have which could not reasonably be expected to have a Material Adverse Effect).

               SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation (if the contravention thereof could reasonably be expected to have a Material Adverse Effect) or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

               SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Note and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

               SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the interim period ended June 30, 1997, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

               (b) Since December 31, 1996, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

               SECTION 4.05. Litigation. Except as disclosed on Schedule 4.05 hereto, there is no action, suit, proceeding or labor dispute pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which (except as disclosed in writing to the Bank prior to the Closing Date) could have a Material Adverse Effect, or which in any manner draws into question the validity of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

               SECTION 4.06. Compliance with ERISA. (a) The Borrower and each ERISA Affiliate have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

               (b) Neither the Borrower nor any ERISA Affiliate is or ever has been obligated to contribute to any Multiemployer Plan.

               SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are adequate under generally accepted accounting principles consistently applied. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1988.

               SECTION 4.08. Subsidiaries. Each of the Borrower's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except where the failure to have such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect).

               SECTION 4.09. Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 4.10. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except for Permitted Encumbrances.

               SECTION  4.11.  No  Default. Neither the Borrower  nor any of its
     Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound, which default could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations, properties, assets, or conditions (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

               SECTION 4.13.  Environmental   Matters. (a) Neither the  Borrower
     nor any Subsidiary is subject to any Environmental Liability which is likely to have a Material Adverse Effect, and, except as disclosed on
     Schedule 4.13 hereto, neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. Except as disclosed on Schedule 4.13 hereto, none of the Real Properties have been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

               (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Real Properties or are otherwise present at, on, in or under the Real Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in compliance with all applicable Environmental Requirements, except where the failure to comply with such Environmental Requirements could not reasonably be expected to have a Material Adverse Effect.

               (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business and is in compliance with all Environmental Requirements in connection with the operation of the Real Properties and the Borrower's and each of its Subsidiaries' and Affiliates' respective businesses, except where the failure to obtain such Environmental Authorization or to comply with such Environmental Requirements could not reasonably be expected to have a Material Adverse Effect.

               SECTION 4.14. Compliance with Laws. The Borrower and each Subsidiary is in compliance with all applicable laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

               SECTION 4.15. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries has entered into, or is a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except as permitted by law and which are on terms and conditions which are not less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate of the Borrower or such Subsidiary.

                                      ARTICLE V

                                      COVENANTS

               The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

               SECTION  5.01.  Corporate Existence,  etc.  The  Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to the provisions governing mergers, consolidations, and sales and other dispositions of assets, the Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Borrower or a Subsidiary) and all rights and franchises of the Borrower and its Subsidiaries unless the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 5.02. Compliance with Laws; Payment of Taxes. (a) The Borrower will, and will cause each of its Subsidiaries to, comply with applicable laws (including but not limited to ERISA and Environmental Requirements), regulations and similar requirements of governmental authorities (including but not limited to PBGC) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, except where the necessity of such compliance is being contested in good faith through appropriate proceedings and except where noncompliance could not reasonably be expected to have or cause a Material Adverse Effect.

               (b) The Borrower will, and will cause each of its Subsidiaries to, pay before they become delinquent all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except

                    (i) liabilities being contested in good faith and in appropriate proceedings, and in respect of which the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or

                    (ii) the  inadvertent  nonpayment  of  all  such  taxes  and assessments if in the aggregate such nonpayment would not reasonably be expected to have a Material Adverse Effect.

               SECTION 5.03. Environmental Notices. The Borrower shall furnish to the Banks and the Agent prompt written notice of all material
     Environmental Liabilities, pending, threatened or anticipated material Environmental Proceedings, material Environmental Notices, Environmental Judgments and Orders, and material Environmental Releases at, on, in, under or in any way affecting the Real Properties or any adjacent property, and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing. For purposes of this provision, disclosure of such matters by the Borrower in its filings with the Securities and Exchange Commission shall constitute notice to the Banks and the Agent of such matters.

               SECTION 5.04. Financial and Business Information. The Borrower shall deliver to each of the Banks:

               (a) Quarterly Statements - within 60 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), duplicate copies of

                    (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and

                    (ii) consolidated   statements   of   income,   changes   in
                         shareholders' equity and cash flows of the Borrower and its Subsidiaries, for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subparagraph.

               (b) Annual Statements - within 105 days after the end of each Fiscal Year duplicate copies of

                    (i) a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such Fiscal Year, and

                    (ii) consolidated   statements   of   income,   changes   in
                         shareholders' equity and cash flows of the Borrower and its Subsidiaries, for such Fiscal Year,

                    setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and certified by, and accompanied by an opinion thereon of, independent certified public accountants of recognized national standing, which certification shall be free of exceptions and qualifications not acceptable to the Required Banks and which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subparagraph.

               (c) SEC and Other Reports - promptly upon their becoming available, one copy of

                    (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to public securities holders generally, and

                    (ii) each  regular or  periodic  report,  each  registration statement that shall have become effective (without exhibits except as expressly requested by a Bank), and each final prospectus and all amendments thereto filed by the Borrower or any Subsidiary with the Securities and Exchange Commission.

               (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

               (e) ERISA matters - promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or any ERISA Affiliate proposed to take with respect thereto:

                    (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                    (ii) the  taking by the PBGC  of steps to  institute, or the
                         threatening  by   the  PBGC  of  the   institution  of,
                         proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii)     any event,  transaction  or condition  that  could
                         result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to title I or IV of ERISA or such penalty or excise tax provisions.

               (f) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Subsidiaries or relating to the ability of the Borrower to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by the Agent at the request of any Bank.

               (g) Each set of financial statements delivered to the Banks pursuant to Section 5.04(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                    (i) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Borrower was in compliance with the requirements of Sections 5.08 and 5.09, inclusive, during the Fiscal Quarter or the Fiscal Year covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                    (ii) Event  of  Default  -  a  statement  that  such  Senior
                         Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the Fiscal Quarter or the Fiscal Year covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or Event of Default, or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto.

               SECTION 5.05. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (provided that prior to the occurrence of any Default, a Bank shall only be permitted to discuss such matters with such independent public accountants if a representative of the Borrower is present and reasonable prior notice has been given to the Borrower). The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

               SECTION 5.06. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and subject to self-insurance retentions; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each Subsidiary to insure, employers' and public and product liability risks in good and responsible insurance companies. The Borrower will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section.

               SECTION 5.07. Maintenance of Properties. The Borrower will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, have or cause a Material Adverse Effect.

               SECTION 5.08.  Ratio of  Consolidated Debt to Consolidated  Total
     Capitalization.    The ratio  of  Consolidated Debt  to  Consolidated Total
     Capitalization will not at any time exceed .60 to 1.00.

               SECTION 5.09. Fixed Charges Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Income Available for Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended to Consolidated Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended, shall not have been less than 2.50 to 1.00.

               SECTION 5.10. Line of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any business other than the businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement as described in the Borrower's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and businesses reasonably related thereto or in furtherance thereof.

               SECTION 5.11.    Loans, Advances  or  Investments.   Neither  the
     Borrower nor any of its Subsidiaries shall make loans or advances to, or Investments in, any Person except (i) deposits required by governmental agencies or public utilities, (ii) loans, advances or Investments constituting Acceptable Obligations, (iii) loans or advances to, or Investments in, any Repap Entity at any time the Repap Debt is outstanding, to the extent the aggregate amount of such Investments made on or after the Closing Date in, together with the aggregate outstanding principal amount of loans and advances made on or after the Closing Date to, Repap Entities does not exceed $75,000,000, (iv) in addition to Investments permitted under clause (iii) of this Section, any Investment constituting a Permitted Acquisition, (v) any loan or advance to, or Investment in, any Wholly-Owned Subsidiary (other than any Repap Entity at any time the Repap Debt is outstanding), (vi) any loans or advances to, or Investments in, Repap Wisconsin (other than loans or advances to, or Investments in, Repap Wisconsin to the extent permitted pursuant to clause (iii) of this Section), to the extent the proceeds of such loans, advances or Investments are used to repay or prepay Repap Debt, (vii) Investments described on
     Schedule 5.11 hereto existing on the Closing Date, and (viii) Investments (in addition to Investments permitted by the foregoing clauses (i) through (vii) of this Section) made after the Closing Date in an aggregate amount not in excess of $25,000,000; provided that after giving effect to the making of any loans, advances or Investments permitted by clause (i), clause (ii), clause (iii), clause (iv), clause (v), clause (vi), clause
     (vii) or clause (viii) of this sentence, no Default or Event of Default would exist.

               SECTION 5.12. Sale of Assets, etc.. The Borrower will not, and will not permit any of its Subsidiaries to, make any Transfer of property, provided that the foregoing restriction does not apply to a Transfer if:

                    (a) the property that is the subject of such Transfer constitutes either

                         (i)  inventory held for sale, or
                         (ii) equipment,  fixtures,  supplies  or  materials  no
                              longer required in the operation of the business of the Borrower or such Subsidiary or that is obsolete,

                         and, in the case of any Transfer described in the preceding clause (i) or clause (ii), such Transfer is in the ordinary course of business (an "Ordinary Course Transfer");

                    (b)  (i)  such Transfer is from a Subsidiary to the Borrower or a Wholly-Owned Subsidiary, or

                         (ii) such  Transfer  is from  a  Subsidiary to  another
                              Subsidiary, or
                         (iii)     such  Transfer is  the Number  35 Sale/Lease-
                         Back,

                         so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an "Intergroup Transfer"); and

                    (c) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer (such transfers collectively referred to as "Excluded Transfers"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer of property being referred to herein as the "Property Disposition Date"):

                         (i) such Transfer does not involve a Substantial Portion of the property of the Borrower and its Subsidiaries,

                         (ii) in the  good faith  opinion of the  Borrower, such
                              Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged, and is in the best interests of the Borrower, and

                         (iii)immediately  after  giving  effect   to  such
                              Transfer no Default or Event of Default would exist.

               SECTION 5.13. Merger, Consolidation, etc. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Borrower may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, a Wholly-Owned Subsidiary or the Borrower and (y) convey, transfer or lease all of its assets in compliance with Section 5.12), provided that the foregoing restriction does not apply to merger of the Borrower with any Person so long as (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger, and (iii) immediately after giving effect to such merger, no Default or Event of Default would exist.

               SECTION 5.14. Dissolution. Neither the Borrower nor any of its Significant Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Sections 5.12 and 5.13.

               SECTION 5.15. Limitation on Priority Debt. The Borrower shall not permit the outstanding principal amount of Priority Debt (other than Excepted Priority Debt) to exceed, in the aggregate, more than 10% of Consolidated Net Worth at any time.

               SECTION  5.16.   Negative  Pledge.     Neither Borrower  nor  any
     Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Encumbrances.

               SECTION 5.17. Use of Proceeds. No portion of the proceeds of any Loan will be used by the Borrower, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for any purpose in violation of any applicable law or regulation.

                                      ARTICLE VI

                                       DEFAULTS

               SECTION  6.01.   Events  of  Default.   If  one  or  more of  the
     following  events  ("Events  of  Default")   shall  have  occurred  and  be
     continuing:

               (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay any interest on any Loan within 3 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 3 Domestic Business Days after such fee or other amount becomes due; or

               (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01, 5.05 or 5.08 to 5.16, inclusive; or

               (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after the earlier of (i) the first day on which any Responsible Officer of the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

               (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

               (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate amount equal to or exceeding $25,000,000 (other than the Notes) when due or within any applicable grace period; or

               (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate amount equal to or exceeding $25,000,000 of the Borrower or any Subsidiary or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

               (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

               (i) the Borrower or any ERISA Affiliate shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

               (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

               (k)  a federal tax lien shall be filed against the Borrower under
     Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

               (l) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934) of 20% or more of the outstanding shares of the voting stock of the Borrower (it being understood and agreed that any change in any person or group of persons having power to cause the trustee of any voting trust to vote, shall constitute a change in voting power, except to the extent that the members of the Mead Voting Trust (which is evidenced by a voting trust agreement dated December 20, 1986) are all descendants of George W. Mead, I, or spouses thereof, and the aforesaid change constitutes a transfer of such power from one member of the aforesaid Mead Voting Trust to another member of the Mead Voting Trust); or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause
     (B);

     then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

               SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                     ARTICLE VII

                                      THE AGENT

               SECTION 7.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The
     Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

               SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

               SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

               SECTION 7.04. Rights of Agent and its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Agent or the Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

               SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

               SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

               SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

               SECTION 7.08.  Non-Reliance on Agent and Other Banks.   Each Bank
     agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

               SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under
     Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

               SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                     ARTICLE VIII

                        CHANGE IN CIRCUMSTANCES; COMPENSATION

               SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

               (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

               (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of a Euro-Dollar Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

               SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

               SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                    (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                    (ii) shall impose, modify  or deem  applicable any  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                    (iii) shall impose on any Bank (or its Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

     and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

               (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office or a corporation controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank or such corporation to be material, then from time to time, within 15 days after demand by such Bank or such corporation, the Borrower shall pay to such Bank or such corporation such additional amount or amounts as will compensate such Bank or such corporation for such reduction.

               (c)  Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

               (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

               SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

               (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

               (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

     In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under
     Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

               SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

               (a) any payment or prepayment (pursuant to Section 2.09, Section 2.10, Section 8.02 or otherwise) of a Euro-Dollar Loan or a Money Market Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan or Money Market Loan, as the case may be;

               (b) any failure by the Borrower to prepay a Euro-Dollar Loan or a Money Market Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder;

               (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
     Section 2.02; or

               (d) any failure by the Borrower to borrow a Money Market Loan (with respect to which the Borrower has accepted a Money Market Quote) on the date for the Money Market Borrowing of which such Money Market Loan is a part specified in the applicable Money Market Quote Request delivered pursuant to Section 2.03;

     such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Euro-Dollar Loan is a Euro-Dollar Loan).

                                      ARTICLE IX

                                    MISCELLANEOUS

               SECTION  9.01.    Notices.    All  notices,  requests  and  other
     communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or
     Article VIII shall not be effective until received.

               SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel (including allocated costs of internal counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

               (b) The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

               (c) The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees and the allocated costs of internal counsel) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

               SECTION 9.04. Setoffs; Sharing of Set-Offs. (a) The Borrower hereby grants to each Bank and each Affiliate of such Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank or such Affiliate to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank and each Affiliate of such Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

               (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Facility A Syndicated Notes or the Facility B Syndicated Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Facility A Syndicated Notes or the Facility B Syndicated Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Facility A Syndicated Notes or the Facility B Syndicated Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Facility A Syndicated Notes or Facility B Syndicated Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness (including, without limitation, Money Market Loans) of the Borrower other than its indebtedness under the Syndicated Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Syndicated Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

               SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation,
     (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof,
     (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans.

               (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Agent to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

               SECTION 9.06. Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

               SECTION 9.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

               (b)  Any Bank may at any time sell to one or more Persons (each a
     "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the reduction of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans,
     (iii) the reduction of the principal of the related Loan or Loans, (iv) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) facility fee is payable hereunder from the rate at which the Participant is entitled to receive interest or facility fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

               (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit I, executed by such Assignee, such transferor Bank and the Agent (and, in the case of (x) an Assignee that is not then a Bank or an Affiliate of a Bank, and (y) an assignment not made during the existence of a Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Facility A Commitment and Facility B Commitment, (ii) the aggregate amount of the Commitments of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to or greater than $10,000,000, (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default, and (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement (including, without limitation, the rights of a Bank under Section 2.03) to the same extent as if it were an original party hereto with a Facility A Commitment and Facility B Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to each of such Assignee and such transferor Bank.

               (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

               (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
               (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

               SECTION 9.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank or any Affiliate of such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

               SECTION 9.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

               SECTION 9.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

               SECTION    9.11.        Survival    of    Certain    Obligations.
     Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

               SECTION 9.12.  Georgia Law.   This Agreement and each  Note shall
     be construed in accordance with and governed by the law of the State of Georgia.

               SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

               SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

               SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

               SECTION 9.16. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

               SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                              CONSOLIDATED PAPERS, INC.


                              By: ___________________________ (SEAL)
                              Title: Senior Vice President, Finance

                              231 First Avenue North
                              Wisconsin Rapids, Wisconsin 54495-8050
                              Attn: Richard J. Kenney,
                                    Senior Vice President, Finance
                              Telecopy number:    (715) 422-3203
                              Telephone number:   (715) 422-3578


     FACILITY A COMMITMENT    WACHOVIA BANK, N.A., as Agent and as a Bank

     $66,666,666.65
                              By: ___________________________ (SEAL)
                              Title:
     FACILITY B COMMITMENT
                              Lending Office
     $58,333,333.35           Wachovia Bank, N.A.
                              Syndication Services
                              191 Peachtree Street, N.E., Mail Code GA-0423
                              Atlanta, Georgia  30303-1757
                              Attention: Elizabeth Dreiling (27th Floor)
                              Telecopy number:    (404) 332-4005
                              Telephone number:   (404) 332-4008

                              with a copy to:

                              Wachovia Corporate Services, Inc.
                              70 West Madison Street, Suite 2440
                              Chicago, Illinois 60611
                              Attention: James Heinz
                              Telecopy number:    (312) 853-0693
                              Telephone number:   (312) 795-4343


     FACILITY A COMMITMENT    BANK OF MONTREAL, as Co-Agent
                              and as a Bank
     $37,333,333.33

                              By:___________________________ (SEAL)
                              Title:
     FACILITY B COMMITMENT
                              Lending Office
     $32,666,666.67                Bank of Montreal
                              1155 South LaSalle Street
                              Chicago, Illinois 60603
                              Attention: Sue Blackburn
                              Telecopy number:    (312) 750-3834
                              Telephone number:   (312) 750-3887


     FACILITY A COMMITMENT    THE CHASE MANHATTAN BANK,
                              as Co-Agent and as a Bank
     $37,333,333.33

                              By:___________________________ (SEAL)
                              Title:
     FACILITY B COMMITMENT
                              Lending Office
     $32,666,666.67           The Chase Manhattan Bank
                              Forest Products Group
                              270 Park Avenue, 23rd Floor
                              New York, New York 10017
                              Attention: Helene Santo
                              Telecopy number:    (212) 270-4724
                              Telephone number:   (212) 270-8330

                              with a copy to:

                              The Chase Manhattan Bank
                              10 South LaSalle Street
                              Chicago, Illinois 60603
                              Telecopy number:    (312) 807-4550
                              Telephone number:   (312) 807-4038


     FACILITY A COMMITMENT    CIBC INC., as Co-Agent and as a Bank

     $37,333,333.33
                              By:___________________________ (SEAL)
                              Title:
     FACILITY B COMMITMENT
                              Lending Office
     $32,666,666.67           CIBC Inc.
                              2 Paces Ferry Road
                              2727 Paces Ferry Road, Suite 1200
                              Atlanta, Georgia 30339
                              Attention: Clare Coyne
                              Telecopy number:    (770) 319-4950
                              Telephone number:   (770) 319-4813


     FACILITY A COMMITMENT    DEUTSCHE BANK AG, NEW YORK BRANCH
                              AND/OR CAYMAN ISLANDS BRANCH,
     $37,333,333.33           as Co-Agent and as a Bank


                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $32,666,666.67                Deutsche Bank A.G., New York
                              and/or Cayman Islands Branch

                              31 West 52nd Street, 24th Floor
                              New York, New York 10019
                              Attention: Hans-Josef Theile
                              Telecopy number:    (212) 469-8212
                              Telephone number:   (212) 469-8649


     FACILITY A COMMITMENT    NATIONSBANK, N.A.,
                              as Co-Agent and as a Bank

     $37,333,333.33

                              By:___________________________ (SEAL)
                              Title:
     FACILITY B COMMITMENT
                              Lending Office
     $32,666,666.67           NationsBank, N.A.
                              NationsBank Corporate Finance
                              Mail Code NC1-007-08-05
                              100 North Tryon Street, 8th Floor
                              Charlotte, North Carolina 28255
                              Attention: Joseph L. Corah
                              Telecopy number:    (704) 386-9835
                              Telephone number:   (704) 386-5976


     FACILITY A COMMITMENT    THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              CHICAGO BRANCH
     $18,666,666.67

                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $16,333,333.33           The Bank of Tokyo-Mitsubishi, Ltd.,
                              Chicago Branch
                              227 West Monroe Street, Suite 2300
                              Chicago, Illinois 60606
                              Attention: Wayne Yamanaka
                              Telecopy number:    (312) 696-4535
                              Telephone number:   (312) 696-4664


     FACILITY A COMMITMENT    DRESDNER BANK AG, NEW YORK
                              AND GRAND CAYMAN BRANCHES
     $18,666,666.67

                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $16,333,333.33           Dresdner Bank AG, New York Branch
                              Credit Administration
                              75 Wall Street, 33rd Floor
                              New York, New York 10005
                              Attention: Claudia Zou
                              Telecopy number:    (212) 429-2130
                              Telephone number:   (212) 429-2684

                              with a copy to:

                              Dresdner Kleinwort Benson
                              190 South La Salle Street, Suite 2700
                              Chicago, Illinois 60603-3497
                              Attention: James Jerz
                              Telecopy number:    (312) 444-1305
                              Telephone number:   (312) 444-1314


     FACILITY A COMMITMENT    ROYAL BANK OF CANADA

     $18,666,666.67
                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $16,333,333.33           Royal Bank of Canada
                              1 Financial Square, 23rd Floor
                              New York, New York 10005
                              Attention: Danielle Gilles
                              Telecopy number:    (212) 428-2372
                              Telephone number:   (212) 428-6332


     FACILITY A COMMITMENT    SUNTRUST BANK, CENTRAL FLORIDA,
                              NATIONAL ASSOCIATION
     $18,666,666.67

                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $16,333,333.33           SunTrust Bank, Central Florida,
                              National Association
                              200 S. Orange Avenue
                              Orlando, Florida 32801
                              Attention: Joseph Kabourk
                              Telecopy number:     (407) 237-6894
                              Telephone number:   (407) 237-4284


     FACILITY A COMMITMENT    TORONTO DOMINION (TEXAS), INC.

     $18,666,666.67
                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $16,333,333.33           Toronto-Dominion Bank, Houston Agency
                              909 Fannin Street, Suite 1700
                              Houston, Texas 77010
                              Attention: Manager, Credit Administration
                              Telecopy number:    (713) 951-9921
                              Telephone number:   (713) 653-8200

                              with a copy to:

                              Toronto-Dominion Bank
                              31 West 52nd Street
                              New York, New York 10019-6101
                              Attention: Simon Goulet
                              Telecopy number:    (212) 397-4135
                              Telephone number:   (212) 468-0705


     FACILITY A COMMITMENT    THE BANK OF NEW YORK

     $10,666,666.67
                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $9,333,333.33            The Bank of New York
                              One Wall Street, 19th Floor
                              New York, New York 10286
                              Attention: Mark Familo
                              Telecopy number:    (212) 635-1208
                              Telephone number:   (212) 635-1165


     FACILITY A COMMITMENT    BANK OF AMERICA NATIONAL
                              TRUST AND SAVINGS ASSOCIATION
     $10,666,666.67

                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $9,333,333.33            Bank of America National Trust and
                              Savings Association
                              555 California Street
                              41st Floor, Unit #9973
                              San Francisco, California 94104
                              Attention: Chris Gernhard
                              Telecopy number:    (415) 622-4585
                              Telephone number:   (415) 953-5753


     FACILITY A COMMITMENT    FIRST UNION NATIONAL BANK


     $10,666,666.67
                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $9,333,333.33            First Union National Bank
                              1 First Union Center
                              Charlotte, North Carolina 28288-0735
                              Attention: Steve Staples,
                                        Director - Forest Products Group
                              Telecopy number:    (704) 383-6670
                              Telephone number:   (704) 374-4536


     FACILITY A COMMITMENT    FIRSTAR BANK MILWAUKEE, N.A.

     $10,666,666.67
                              By:___________________________ (SEAL)
                              Title:
     FACILITY B COMMITMENT
                              Lending Office
     $9,333,333.33            Firstar Bank Milwaukee, N.A.
                              U. S. Banking
                              777 East Wisconsin Avenue
                              Milwaukee, Wisconsin 53202
                              Attention: Robert A. Flosbach
                              Telecopy number:    (414) 765-5367
                              Telephone number:   (414) 765-4438


     FACILITY A COMMITMENT    THE FUJI BANK, LIMITED

     $10,666,666.67
                              By:___________________________ (SEAL)
                              Title:

     FACILITY B COMMITMENT
                              Lending Office
     $9,333,333.33            The Fuji Bank, Limited
                              225 West Wacker Drive, Suite 2000
                              Chicago, Illinois 60606
                              Attention: Steve Peca
                              Telecopy number:    (312) 621-0539 or
                                             (312) 419-3677
                              Telephone number:   (312) 621-9484


     _________________

     TOTAL FACILITY A COMMITMENTS:
     $400,000,000





     TOTAL FACILITY B COMMITMENTS:
     $350,000,000





                          LIST OF SCHEDULES AND EXHIBITS TO
                                   CREDIT AGREEMENT


     SCHEDULE 4.05  Description of Potential Litigation
     SCHEDULE 4.13 Potentially Responsible Party Designation and Properties on National Priorities List or CERCLIS List

     EXHIBIT A-1    Form of Facility A Syndicated Note
     EXHIBIT A-2    Form of Facility B Syndicated Note
     EXHIBIT B-1    Form of Facility A Money Market Note
     EXHIBIT B-2    Form of Facility B Money Market Note
     EXHIBIT C      Form of Opinion of Counsel for the Borrower
     EXHIBIT D      Form of Opinion of Special Counsel for the Agent
     EXHIBIT E-1    Form of Facility A Money Market Quote Request
     EXHIBIT E-2    Form of Facility B Money Market Quote Request
     EXHIBIT F-1    Form of Facility A Money Market Quote
     EXHIBIT F-2    Form of Facility B Money Market Quote
     EXHIBIT G      Form of Closing Certificate
     EXHIBIT H      Form of Secretary's Certificate
     EXHIBIT I      Form of Assignment and Acceptance
     EXHIBIT J-1    Form of Facility A Notice of Borrowing
     EXHIBIT J-2    Form of Facility B Notice of Borrowing